UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 25, 2020

MOSYS, INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR

§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events

On June 25, 2020, MoSys, Inc. (the Company) commenced its 2020 Annual Meeting of Stockholders (the Annual Meeting), as previously scheduled, and adjourned the Annual Meeting until July 15, 2020, at 9:00 a.m. (Pacific Time), due to a lack of quorum.  The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company's proxy statement for the Annual Meeting.

The reconvened Annual Meeting will be held at the Company’s headquarters located at 2309 Bering Drive, San Jose, California.  Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company continues to solicit votes from its stockholders with respect to the proposals for the Annual Meeting. The Company encourages all stockholders who have not yet voted to do so before July 14, 2020 at 5:00 p.m. (Eastern Time).

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting to be held on July 15, 2020. In connection with the Annual Meeting, the Company has filed a definitive proxy statement with the United States Securities and Exchange Commission (the SEC) on May 26, 2020. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's website at https://www.sec.gov/Archives/edgar/data/890394/000156459020026849/mosy-def14a_20200625.htm or on the Company’s website at https://mosys.com/proxy/proxymaterials/.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Adjourned Meeting. The Company has also engaged Kingsdale Advisors, a proxy solicitation firm, to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of Common Stock.  Information regarding the Company’s directors and executive officers and any persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Annual Meeting is also set forth in the definitive proxy statement filed with the SEC on May 26, 2020, available free of charge at the SEC’s website at https://www.sec.gov/Archives/edgar/data/890394/000156459020026849/mosy-def14a_20200625.htm or on the Company’s website at https://mosys.com/proxy/proxymaterials/.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.Description

99.1Press Release by MoSys, Inc. dated June 30, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: June 30, 2020	By: /s/ James W. Sullivan
James W. Sullivan

Vice President of Finance and Chief Financial Officer